UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Guess?, Inc. (the “Company”) issued a press release on November 25, 2025 announcing its financial results for the quarter ended November 1, 2025. A copy of the press release is being furnished as Exhibit 99.1 attached hereto.

The information in this Item 2.02 of Form 8-K is being furnished hereby and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 21, 2025, the Company held a special meeting of stockholders virtually via live audio webcast (the “Special Meeting”). As of the close of business on October 20, 2025, the record date for the Special Meeting (the “Record Date”), there were a total of 52,151,734 shares of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”) outstanding and eligible to vote. At the Special Meeting, 42,067,494 shares of Company Common Stock were represented in person or by proxy and, therefore, a quorum was present for the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement, dated October 21, 2025 (the “Definitive Proxy Statement”), and first mailed to the Company’s stockholders on or about the date thereof, is set forth below.

1. Merger Proposal:

As previously disclosed, on August 20, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Authentic Brands Group LLC (“Authentic”), Glow Holdco 1, Inc. (“Parent”), and Glow Merger Sub 1, Inc. (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). As a result of the Merger, the Company will cease to be a publicly traded company and its common stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act.

Pursuant to the Merger Agreement, at the Special Meeting, the Company’s stockholders voted upon a proposal to approve a proposal to adopt the Merger Agreement and approve the Merger and a resolution approving the Disposition (as defined in the Definitive Proxy Statement) (the “Merger Proposal”). Approval of the Merger Proposal required the affirmative vote of (i) the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote on the Merger Proposal (the “Statutory Merger Approval”) and (ii) a majority of the votes cast by the disinterested stockholders (as such term is defined in Section 144 of the General Corporation Law of the State of Delaware, and excluding any stockholder that is not an Unaffiliated Company Stockholder (as defined in the Definitive Proxy Statement)) (the “Unaffiliated Stockholder Approval”). As of the Record Date, 24,946,401 shares of the Company Common Stock were outstanding and held by the disinterested stockholders and entitled to vote for purposes of the Unaffiliated Stockholder Approval.

At the Special Meeting, the Company’s stockholders approved the Merger Proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Statutory Merger Approval	41,501,758	484,707	81,029	0
Unaffiliated Stockholder Approval	14,296,425	484,707	81,029	0

2. Compensation Proposal:

At the Special Meeting, the Company’s stockholders voted upon a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger (the “Compensation Proposal”). Approval of the Compensation Proposal required the affirmative vote of a majority of shares of the Company Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereat.

At the Special Meeting, the Company’s stockholders approved, on a non-binding advisory basis, the Compensation Proposal as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
30,282,011	11,685,202	100,277	0

3. Adjournment Proposal:

Because the Merger Proposal was approved, the proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if deemed by the Special Committee (as defined in the Definitive Proxy Statement) to be necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal (the “Adjournment Proposal”), was rendered moot and was not called for a vote at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Guess?, Inc. dated November 25, 2025 (financial results for the quarter ended November 1, 2025).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 25, 2025	GUESS?, INC.

		By:	/s/ Alberto Toni
Alberto Toni Chief Financial Officer

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